UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

KENTUCKY USA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

321 Somerset Road, Suite 1, London, KY	40741
(Address of principal executive offices)	(Zip code)

(606) 878-5987

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 – Financial Statements and Exhibits

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Pursuant to and in accordance with guidance provided by the staff of the Securities and Exchange Commission (the “SEC”), the Registrant is filing as an exhibit to this Form 8-K the financial statements for the quarter ended April 30, 2008 of its wholly owned operating subsidiary, KY USA Energy, Inc. (“KY USA”). The Registrant acquired KY USA (for SEC accounting purposes, the “financial acquiror”) in a reverse triangular merger which closed on May 2, 2008 (the “Merger”), as more fully disclosed in the Registrant’s Form 8-K filed with the SEC on May 5, 2008 and, following the Merger, changed its fiscal year end to October 31, to match the fiscal year end of KY USA. The Registrant will file with the SEC its first combined quarterly report on Form 10-Q following the Merger for the interim period ending July 31, 2008.

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Exhibit Description
99.1	Balance sheet of KY USA Energy, Inc. as of April 30, 2008, statement of changes in stockholder’s deficit from October 5, 2007 through April 30, 2008 and the related statements of operations and cash flows for the periods from February 1, 2008 through April 30, 2008, from November 1, 2007 through April 30, 2008 and from inception on October 5, 2007 through April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Dated: June 20, 2008	By:	/s/ Steven D. Eversole
	Name:	Steven D. Eversole
	Title:	President and Chief Executive Officer